UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

November 7, 2012

TNP Strategic Retail Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54376	90-0413866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Main Street, Suite 700

Irvine, California 92614

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 833-8252

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 9, 2012, Thompson National Properties, LLC, our sponsor, reported to the board of directors of TNP Strategic Retail Trust, Inc. (which is referred to herein as the “company,” “we,” “us,” and “our”) that, as of November 7, 2012, more than a majority of the holders of Notes in the TNP 12% Note Program, LLC, a Delaware limited liability company and subsidiary of our sponsor, affirmatively voted to modify the terms of the notes issued by TNP 12% Note Program, LLC and to waive any prior defaults under the note program. Our sponsor reported that the maturity of the notes will be extended to June 2016, the interest rate has been significantly reduced and that, with the waiver by the holders of Notes, TNP is no longer in default under the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNP STRATEGIC RETAIL TRUST, INC.

Date: November 9, 2012	By:	/s/ Dee R. Balch
Dee R. Balch
Chief Financial Officer